UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020 (May 28, 2020)

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor

Cambridge, MA 02142

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MACK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held on May 28, 2020, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2020 annual meeting of stockholders.

Nominees	For	Withheld	Broker Non-Votes
Gary L. Crocker	4,650,963	2,294,388	4,155,716
Eric D. Andersen	4,673,559	2,271,792	4,155,716
Noah G. Levy	4,670,717	2,274,634	4,155,716
Ulrik B. Nielsen, Ph.D.	4,112,716	2,832,635	4,155,716
Russell T. Ray	4,674,405	2,270,946	4,155,716

2. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For:	3,531,128
Against:	2,701,533
Abstain:	712,690
Broker Non-Votes	4,155,716

3. The stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For:	10,743,612
Against:	274,078
Abstain:	83,377

4. The stockholders approved the adoption of the Company’s Section 382 Tax Benefits Preservation Plan on Annex A set forth in the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders.

For:	5,096,169
Against:	1,065,282
Abstain:	783,900
Broker Non-Votes	4,155,716

5. The stockholders rejected the Stockholder Proposal to amend the Company’s charter and/or bylaws to require the Chair of the Board to be a non-management, independent member of the Board.

For:	2,830,207
Against:	4,087,628
Abstain:	27,516
Broker Non-Votes	4,155,716

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: May 28, 2020	By:	/s/ Gary L. Crocker
Gary L. Crocker
President